CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated June 20, 2019, relating to the financial statement of RiverNorth Managed Duration Municipal Income Fund, Inc. (the “Fund”) as of June 17, 2019, and to the reference to our firm under the heading “Fund Service Providers” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Cleveland, Ohio

July 25, 2019